                                                                   EXHIBIT 10.19


                              FINANCING AGREEMENT
                              -------------------



                      THE CIT GROUP/BUSINESS CREDIT, INC.

                              AS AGENT AND LENDER


                    THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                   AS LENDER


                                      AND


                               4MC-BURBANK, INC.
                             DIGITAL MAGIC COMPANY
                                 (AS BORROWERS)


                            DATED: October 17, 1996



                               TABLE OF CONTENTS
SECTION  1.  Definitions........................................

SECTION  2.  Conditions Precedent...............................

SECTION  3.  Revolving Loans....................................

SECTION  4.  Term Loan..........................................

SECTION  5.  Letters of Credit..................................

SECTION  6.  Collateral.........................................

SECTION  7.  Representations, Warranties and Covenants..........

SECTION  8.  Interest, Fees and Expenses........................

SECTION  9.  Powers.............................................

SECTION 10.  Events of Default and Remedies.....................

SECTION 11.  Termination........................................

SECTION 12.  Miscellaneous......................................

SECTION 13.  Agreement between Lenders..........................

SECTION 14.  Agency.............................................

EXHIBIT
-------

     Exhibit A - Form of Revolving Loan Promissory Note
     Exhibit B - Form of Term Loan Promissory Note A
     Exhibit C - Form of Term Loan Promissory Note B
     Exhibit D - Form of Capex Term Loan Promissory Note
     Exhibit E - Form of Assignment and Transfer Agreement


SCHEDULES
---------

     Schedule 1 - Existing Liens
     Schedule 2 - Collateral Locations and Chief Executive Office
     Schedule 3 - Permitted Indebtedness

          THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071 and The CIT Group/Equipment Financing, Inc., a New York corporation (hereinafter "CITEF") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, (CITBC, CITEF and any other party hereafter becoming a Lender hereunder pursuant to Section 13, Paragraph 9 hereof each individually sometimes referred to as a "Lender" and collectively the "Lenders") and CITBC as Agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans, term loans and other financial accommodations to 4MC-Burbank, Inc. (herein the "4MC"), a Delaware corporation with a principal place of business at 2813 West Alameda Avenue, Burbank, CA 91505-4455 and Digital Magic Company (herein "DMC"), a Delaware corporation with a principal place of business at 3000 West Olympic Blvd., Santa Monica, CA 90404 (4MC and DMC may be referred to herein individually as a "Company" and collectively as the "Companies").

SECTION 1.  DEFINITIONS
            -----------

ACCOUNTS shall mean all of the Companies' now existing and future:  (a) accounts
--------
(as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of their sales of goods or rendition of services to their customers, and all accounts arising from sales or rendition of services made under any of their trade names or styles, or through any of their divisions; (b) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (G) insurance policies or rights relating to any of the foregoing; and (H) cash and non-cash proceeds of any and all the foregoing.

ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent (85%).
--------------------------------------

ANNIVERSARY DATE shall mean the date, occurring forty-two (42) months after the
----------------
date of this Financing Agreement (the "Initial Anniversary Date") and the same date in each year thereafter. Notwithstanding the foregoing, at the Companies' option subject to the conditions hereof, the Initial Anniversary Date shall be subject to an extension for an additional period of two (2) years, to be executed by the Companies giving the Agent and the Lenders sixty (60) day's notice prior to the Initial Anniversary Date, provided that: (i) no Default and/or Event of Default has occurred (other than a Default or Event of Default that has been waived in writing by, or cured to the satisfaction of, the Agent and the Required Lenders), and (ii) the then outstanding aggregate balance of the (x) Term Loan and (y) CAPEX Term Loans is less than eighty percent (80%) of the then currently appraised orderly liquidation value of the Companies' Equipment (which is subject to a first and exclusive lien in favor of the Agent for the benefit of the Lenders). Such appraisal shall be obtained no early than one hundred and fifty (150) days prior to the Initial Anniversary Date and shall be performed by an appraiser retained by the Agent (but mutually agreed upon between the Agent and the Companies) and paid for by the Companies.

ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer
---------------------------------
Agreement in the form of Exhibit E hereto.

AVAILABILITY shall mean, as to any Company, at any time the excess of the sum of
------------
a) Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage and b) Eligible Inventory of such Company multiplied by the Inventory Advance Percentage over the sum of x) the outstanding aggregate amount of all Obligations of such Company, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit but excluding the Term Loans and CAPEX Term Loans and y) the Availability Reserve of such Company.

AVAILABILITY RESERVE shall mean, as to any Company, the sum of three (3) months
--------------------
rental payments on all of its leased premises (other than the 2820 Olive Avenue, Burbank, California and 2813 West Alameda Avenue Burbank, California locations) for which it has not delivered to the Agent a landlord's waiver (in form and substance satisfactory to the Agent in the exercise of its reasonable business judgment), provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to the Agent of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or (iii) any change in rental payment, and further provided that no such reserve shall be established with respect to the location at 2130 Hollywood Way, Burbank, California 91505 until the expiration of 90 days after the date hereof.

BUSINESS DAY shall mean any day that the Agent is open for business in New York,
------------
New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institution chartered by the state of New York or the United States are legally required to close.

CAPEX TERM LOAN PROMISSORY NOTE shall mean the promissory note in the form of
-------------------------------
Exhibit D hereto executed by the Companies to evidence a CAPEX Term Loan made by the Agent in behalf of the Lenders pursuant to Section 4 hereof.

CAPEX TERM LOANS shall mean the term loans made and to be made to the Companies
----------------
by the Agent on behalf of the Lenders in the aggregate principal amount of up to $7,000,000 as more fully described in Section 4 of this Financing Agreement.

CAPEX TERM LOAN LINE OF CREDIT shall mean the commitment of the Lenders to make
------------------------------
CAPEX Term Loans to the Companies pursuant to Section 4 of this Financing Agreement in the aggregate amount of $7,000,000 for the Companies.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures
--------------------
of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies, provided, however, that, if purchased during the fiscal year ending July 31, 1997, the purchase of the real property and the building located at 2130 Hollywood Way, Burbank, California 91505 for a purchase price not to exceed $11,500,000 will not be considered a Capital Expenditure hereunder.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than
--------------------
land) acquired or installed for use in the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed)
-------------
which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Companies.

CHASE MANHATTAN BANK RATE shall mean the rate of interest per annum announced by
-------------------------
Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

CLOSING DATE shall mean the date on or after the date hereof upon which the
------------
Agent in behalf of the Lenders makes the initial extension of credit hereunder whether in the form of Revolving Loans, Letters of Credit, Term Loans or CAPEX Term Loans.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory,
----------
Documents of Title, General Intangibles, Real Estate and Other Collateral of the Companies.

COLLATERAL MANAGEMENT FEE shall mean the sum of $25,000 which shall be paid to
-------------------------
the Agent for its own account in accordance with Section 8, Paragraph 12 hereof to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

COMMITMENT LETTER shall mean the commitment letter dated August 12, 1996, issued
-----------------
by CITBC and CITEF to, and accepted by, the Companies.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for Parent,
--------------------------
the Companies and the consolidated subsidiaries of each eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus
---------------------------
individual balance sheets for Parent, the Companies, and the subsidiaries of each showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for each Company exclusively.

CURRENT ASSETS shall mean those assets which in accordance with GAAP are
--------------
classified as current.

CURRENT LIABILITIES shall mean, wherever used through out this Financing
-------------------
Agreement, those liabilities which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP the (i) Revolving Loans and (ii) the current portion of long term Permitted Indebtedness shall not be considered Current Liabilities hereunder.

CUSTOMARILY PERMITTED LIENS shall mean
---------------------------

          (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate for the Companies at any one time;

          (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

          (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which (i) are listed in Schedule B of the title insurance policy delivered to the Agent herewith or (ii) in the aggregate (x) do no materially interfere with the occupation, use or enjoyment by the Companies in their business of the property so encumbered and (y) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any
-------
requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the
------------------------
sum of: a) two percent (2%) plus b) the applicable contract rate of interest based upon the applicable increment over the Chase Manhattan Bank Rate as determined under Section 8 hereof, which the Agent in behalf of the Lenders shall be entitled to charge the Companies on all Obligations due the Agent in behalf of the Lenders by the Companies to the extent provided in Section 10, Paragraph 2 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall have the meaning specified in Section 3, Paragraph 4
-------------------
hereof.

DOCUMENTATION FEE shall mean i) the sum which is included in the Loan Facility
-----------------
Fee and is intended to compensate the Agent for the use of the Agent's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Agent, exclusive of Out-of-Pocket Expenses, and ii) the Agent's standard fees relating to any and all future modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in
------------------
the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies terminate this
----------------------
Financing Agreement or the Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall:  i) mean the fee the Agent in behalf of the Lenders
---------------------
is entitled to charge the Companies in the event they terminate the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and ii) be determined by calculating the sum of (x) the average daily loan balance of the Revolving Loans of the Companies plus (y) the average daily balance of outstanding Letters of Credit of the Companies and (z) the average daily balance of the Term Loans and CAPEX Term Loans of the Companies for the period from the date of this Financing Agreement to the Early Termination Date and multiplying that number by the applicable percentage set forth below per annum for the number of days from the Early Termination Date to the next succeeding Anniversary Date:

      (a) 3/4 of 1% if the Early Termination Date occurs prior to one (1) year after the Closing Date;
      (b) 1/2 of 1% if the Early Termination Date occurs after one (1) year from the Closing Date but prior to two (2) years from Closing Date;
      (c) 1/4 of 1% if the Early Termination Date occurs after two (2) years from the Closing Date but prior to three (3) years from the Closing Date; and
      (d) 0% if the Early Termination Date occurs after three (3) years from the Closing Date.

EBIT shall mean, in any period, all earnings before all interest and tax
----
obligations for said period, determined in accordance with GAAP but excluding the effect of extraordinary and/or non-recurring gains or losses for such period.

EBITDA shall mean, in any period, all earnings before all (i) interest and tax
------
obligations, (ii) depreciation, and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Companies but excluding the effect of other non-cash charges or income and extraordinary and/or non-recurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of
----------------------------
such Company's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Agent in behalf of the Lenders and which conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America, any state or local governmental entity, or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $100,000 in the aggregate at any one time; iii) Accounts that remain unpaid more than one hundred and twenty (120) days from invoice date; iv) contras; v) sales to Parent, any subsidiary, or to any company affiliated with the Companies or Parent in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent;
viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than one hundred and twenty (120) days from invoice date; ix) any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders; and x) an amount representing, historically, returns, discounts, claims, credits and allowances.

ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such
------------------
Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent in behalf of the Lenders and which conform to the warranties contained herein and which at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment less any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by its customers other than goods that are undamaged and resaleable in the normal course of business, goods to be returned to its suppliers, goods in transit to third parties (other than its agents or warehouses), Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory, and less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in
---------
the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended
-----
from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this
-------------------
Financing Agreement.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio
---------------------------
determined by dividing EBITDA by the sum of (i) all interest obligations scheduled to be paid, (ii) the amount of principal repaid or scheduled to be repaid on the Term Loans, Capex Term Loans, Permitted Indebtedness, and Subordinated Debt, (iii) Net Capital Expenditures and (iv) all federal, state and local income tax expenses due and payable.

4MC ASIA shall mean Four Media Company Asia Pte. Ltd.
--------

GAAP shall mean generally accepted accounting principles in the United States of
----
America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the U.C.C. and shall
-------------------
include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTORS shall mean i) Parent, and ii) the Companies.
----------

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or
------------
otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INVENTORY shall mean all of the Companies' present and hereafter acquired
---------
inventory (as defined in the U.C.C.) including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY ADVANCE PERCENTAGE shall mean fifty percent (50%).
----------------------------

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.
------------

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of
-----------------
the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of the Companies.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent in
-------------------------
behalf of the Lenders to the Issuing Bank of the Companies' reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee the Agent in behalf of the
-----------------------------
Lenders may charge the Companies under Section 8, Paragraph 7 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Companies in obtaining Letters of Credit.

LETTER OF CREDIT SUB-LINE shall mean $1,000,000 in the aggregate for the
-------------------------
Companies.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by
--------------
Net Worth.

LIBOR shall mean at any time of determination, and subject to availability, for
-----
each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by Chase Manhattan Bank, (y) published under "Money Rates" in the new York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or (z) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

LIBOR LOAN shall mean those Revolving Loans, Term Loans  and/or CAPEX Term Loans
----------
for which the Companies have elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month or three month U.S.
------------
dollar deposits, as selected by the Companies.

LINE OF CREDIT shall mean the commitment of the Lenders to make Revolving Loans
--------------
pursuant to Section 3 of this Financing Agreement, to make Term Loans and CAPEX Term Loans pursuant to Section 4 of this Financing Agreement and to assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $34,000,000 for the Companies, provided that the commitment hereunder of (i) CITBC shall not exceed $17,000,000 and (ii) CITEF shall not exceed $17,000,000.

LINE OF CREDIT FEE shall:  i) mean the fee due the Agent for the benefit of the
------------------
Lenders at the end of each month for the Revolving Line of Credit, and ii) be determined by multiplying the difference between the Revolving Line of Credit and the sum of (x) the average daily balance of Revolving Loans of the Companies plus (y) the average daily balance of Letters of Credit of the Companies for said month by one half of one percent (1/2 of 1%) per annum for the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to the Agent for the benefit of the
-----------------
Lenders in accordance with, and pursuant to, the provisions of Section 8, Paragraph 11 of this Financing Agreement.

NET CAPITAL EXPENDITURES shall mean Capital Expenditures which are not financed
------------------------
by any third party or by the Lenders under the CAPEX Term Loan Line of Credit and which are not subject to a lien (other than the liens granted to the Lenders herein), provided that for purposes of calculation of Net Capital Expenditures, such financing shall be included in the fiscal year in which it is obtained whether or not the Capital Expenditures to which it relates were incurred in such year or the prior year.

NET WORTH shall mean assets in excess of liabilities, and shall be determined in
---------
accordance with GAAP, on a consistent basis with the latest audited statements.

OBLIGATIONS shall mean all loans and advances made or to be made by the Agent
-----------
and/or the Lenders to the Companies or to others for the Companies' account (including, without limitation, all Revolving Loans, Letters of Credit, Term Loans and CAPEX Term Loans); any and all indebtedness and obligations which may at any time be owing by the Companies to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by the Companies from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies' assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise.
Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Companies under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Companies and the Agent and/or the Lenders; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims (other than as a result of actions of the Agent and/or the Lenders) arising out of the Companies' operation, premises or waste disposal practices or sites; the Companies' liability to the Agent and/or the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Companies' liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Companies' account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's (in behalf of the Lenders) acceptance of drafts or the Agent's (in behalf of the Lenders) endorsement of notes or other instruments for the Companies' account and benefit, provided that Obligations shall exclude any Equipment leases or financing done by any Lender under separate agreement with the Companies and not as part of the financing under this Financing Agreement.

OPERATING LEASES shall mean all leases of property (whether real, personal or
----------------
mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposit
----------------
accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of the Agent and/or the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of the Agent's and/or the Lenders' actual
----------------------
present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent and/or the Lenders in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's and/or the Lenders' standard fee relating thereto, any amounts paid by the Agent and/or the Lenders, incurred by or charged to the Agent and/or Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Companies' Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's and/or the Lenders' standard fees relating to the Letters of Credit and any drafts thereunder, reasonable local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 10, Paragraph 3 of this Financing Agreement.

PARENT shall mean Four Media Company, a Delaware corporation.
------

PATENTS shall mean all present and hereafter acquired patents and/or patent
-------
rights of the Companies and all cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean:  i) liens existing on the date hereof on
----------------------
specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; ii) Purchase Money Liens;
iii) Customarily Permitted Liens; iv) liens on the real property and building granted in connection with the Permitted Real Estate Purchase Financing; v) liens granted the Agent by the Companies; vi) liens of judgment creditors provided such liens do not exceed, in the aggregate for the Companies, at any time, $100,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent); and vii) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of the Agent or y) for taxes due the United States of America.

PERMITTED INDEBTEDNESS shall mean:  i) current indebtedness maturing in less
----------------------
than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) Subordinated Debt; iv) indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) other indebtedness existing on the date of execution of this Financing Agreement and listed on
Schedule 3 attached hereto and vii) Permitted Real Estate Purchase Financing.

PERMITTED REAL ESTATE PURCHASE FINANCING shall mean the financing obtained by
----------------------------------------
the Companies in connection with the purchase by the Companies of certain real property and building located at 2130 Hollywood Way, Burbank, California for an amount not to exceed $11,500,000 prior to July 31, 1997, provided that (a) such financing shall (i) be for at least 70% of the purchase price thereof, (ii) be secured solely by a first mortgage on such real property and building, (iii) be repayable in accordance with a minimum of a 15 year straight-line amortization schedule with a balloon payment due no earlier than 5 years after closing thereof, and (iv) incur interest at a rate of prime plus 1.5% per annum or less and (b) either (A) the Companies have entered into a written agreement with Technical Services Partners, L.P. (in form and substance reasonably satisfactory to the Agent) pursuant to which Technical Services Partners L.P. agrees that, in the event that the Parent has not completed an initial public offering of its stock and received at least $25,000,000 (herein the "IPO") on or prior to July 31, 1997, it shall loan to the Companies, on an unsecured basis, an amount equal to the amount of the purchase price which was not financed pursuant to condition
(i) above, to be repayable in accordance with a minimum of a 5 year straight line amortization schedule and incur interest at a rate of no more than 12% per annum, or (B) the IPO has occurred.

PROMISSORY NOTES shall mean the notes, in the form of Exhibits A, B, C and D
----------------
attached hereto, delivered by the Companies to the Agent to evidence the

Revolving Loans, Term Loans and CAPEX Term Loans pursuant to, and repayable in accordance with, the provisions of Sections 3 and 4 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after
--------------------
the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to the Agent, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate in any fiscal year the difference between (x) the maximum amount of Capital Expenditures permitted under Section 7, Paragraph 11(b) of this Financing Agreement and (y) the maximum amount of Net Capital Expenditures permitted under Section 7, Paragraph 11(c) of this Financing Agreement.

REAL ESTATE shall mean the Companies' fee and/or leasehold interests in real
-----------
property.

REQUIRED LENDERS shall mean Lenders holding more than fifty percent (50%) of the
----------------
outstanding loans, advances, extensions of credit and commitments to the Companies hereunder.

RESTRUCTURING shall mean (i) the formation of Four Media Company, a Delaware
-------------
corporation as a wholly owned subsidiary of Technical Services Partners, L.P. (herein the "New Holding Company"), (ii) the dividend of the stock owned by 4MC in DMC and 4MC Asia to such New Holding Company and (iii) the changing of 4MC's name to 4MC-Burbank, Inc.

REVOLVING LINE OF CREDIT shall mean the commitment of the Lenders to make
------------------------
Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement in the aggregate amount for the Companies equal to $11,000,000, provided, that the commitment hereunder of (i) CITBC shall not exceed $5,500,000 and (ii) CITEF shall not exceed $5,500,000 in the aggregate.

REVOLVING LOAN PROMISSORY NOTE shall mean the promissory note in the form of
------------------------------
Exhibit A hereto executed by the Companies to evidence Revolving Loans made by the Agent in behalf of the Lenders to the Companies pursuant to Section 3 hereof.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or
---------------
for the account of the Companies by the Agent in behalf of the Lenders pursuant to Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT(S) shall have the meaning specified in Section 3,
-------------------------
Paragraph 6 hereof.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the
---------------
discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that x) the Agent shall not have, as the Agent, any money at risk and y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note
-----------------
evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to the Agent and/or the Lenders (in form and substance satisfactory to the Agent).

SUBORDINATING CREDITOR shall mean Technical Services Partners, L.P. and any
----------------------
other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement among the Companies, a
-----------------------
Subordinating Creditor and the Agent pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to the Agent and/or the Lenders (in form and substance satisfactory to the Agent).

TERM LOAN PROMISSORY NOTE A shall mean the promissory note in the form of
---------------------------
Exhibit B hereto executed by 4MC to evidence Term Loan A made by the Agent in behalf of the Lenders under Section 4 hereof.

TERM LOAN PROMISSORY NOTE B shall mean the promissory note in the form of
---------------------------
Exhibit C hereto executed by DMC to evidence Term Loan B made by the Agent in behalf of the Lenders under Section 4 hereof.

TERM LOANS shall mean the term loans to 4MC and DMC in the respective principal
----------
amounts of $13,000,000 and $3,000,000 made by the Agent in behalf of the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with
-----------------
GAAP, on a basis consistent with the latest audited statements of the Companies.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from
-------------------------
the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

TRADEMARKS shall mean all present and hereafter acquired trademarks and/or
----------
trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

TREASURY RATE shall be the average life U.S. Treasury Securities rate per annum
-------------
equal to the yield to maturity for U.S. Treasury Securities having a remaining term to maturity closest to the average maturity of the Term Loans (based on the loan term at the time of request for conversion) as reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated as of the close of business on the third day prior to the applicable request for conversion. If more than one (1) such government bond or note has a maturity date in the same month and term of years from the date the Treasury Rate is selected (as determined by the Agent), the Agent shall select the interest rate to be used for purposes of this definition.

TREASURY RATE LOANS shall mean all or any portion of the Term Loan for which the
--------------------
Company has elected to use the Treasury Rate for interest calculations.

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in
------
the state of California.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.
---------------

SECTION 2.  CONDITIONS PRECEDENT
            --------------------

          The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

          a)  LIEN SEARCHES - The Agent shall have received tax, judgment and
              -------------
Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Companies.

          b)  CASUALTY INSURANCE - The Companies shall have delivered to the
              ------------------
Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, Paragraph 5 of this Financing Agreement.

          c)  MORTGAGES/DEEDS OF TRUST - The Companies shall have executed and
              ------------------------
delivered to either the Agent or an agent of the Agent or of a title insurance Company acceptable to the Agent such mortgages and deeds of trust as the Agent may reasonably require to obtain first liens on the Real Estate.

          d)  UCC FILINGS - Any documents (including without limitation,
              -----------
financing statements) required to be filed in order to create, in favor of the Agent for the benefit of the Lenders, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent a perfected lien on the Collateral. The Agent shall have received acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

          e)  TITLE INSURANCE POLICIES - The Agent shall have received, in
              ------------------------
respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to the Agent; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to the Agent; (iii) name the Agent as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Agent may reasonably request, including without limitation the revolving line of credit endorsement. the Agent shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

          f)  SURVEYS - The Agent and the title insurance company issuing each
              -------
policy referred to in the immediately preceding paragraph (each, a "Title
                                                                    -----
Insurance Company") shall have received maps or plats of a perimeter or boundary
----------
of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall x) be certified to the Agent and the Title Insurance Company and y) contain a legend reciting as to whether or not the site is located in a flood zone.

          g)  GUARANTIES - The Guarantors shall have executed and delivered to
              ----------
the Agent guaranties, in form acceptable to the Agent, guaranteeing all present and future Obligations of the Companies to the Agent and/or the Lenders.

          h) OPINIONS - Counsel for the Companies and the Guarantors shall have
             --------
delivered to the Agent opinions satisfactory to the Agent opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with the Agent: (A)(a) this Financing Agreement,
(b) the Guaranty of the Guarantors, and (c) all other loan documents of the Companies and the Guarantors are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Companies or the Guarantors is a signatory or by which the Companies or the Guarantors or their assets are bound; and (B) the Restructuring has been effected. In addition, counsel for the Subordinating Creditor(s) shall have delivered an opinion satisfactory to the Agent that the Subordination Agreement(s) have been duly authorized, executed and delivered and constitute valid and binding agreements of the Subordinating Creditor(s) enforceable against such Subordinating Creditor(s) in accordance with the terms thereof.

          i)  PLEDGE AGREEMENT - Parent shall a) execute and deliver to the
              -------------------
Agent for the benefit of the Lenders a pledge and security agreement and stock powers pledging to the Agent for the benefit of the Lenders as additional collateral for the Obligations of the Companies all of the issued and outstanding stock of the Companies and, b) deliver to the Agent for the benefit of the Lenders the stock certificates evidencing such stock together with duly executed stock powers with respect thereto.

          j)  ADDITIONAL DOCUMENTS - The Companies shall have executed and
            ----------------------
delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated between the Companies and the Agent.

          k)  CAPITAL STRUCTURE - The Agent and the Lenders shall have reviewed
              -----------------
and be satisfied with (i) the capital structure (consisting of a cash investment of equity and Subordinated Debt) of the Companies and (ii) all of the terms, provisions and conditions thereof.

          l)  SUBORDINATION AGREEMENT - The Subordinating Creditor shall have
              -----------------------
executed and delivered to the Agent a Subordination Agreement, in form and substance satisfactory to the Agent, subordinating the debt due such Subordinating Creditor by the Companies to the prior payment and satisfaction of the Obligations of the Companies to the Agent and/or the Lenders.

          m)  ENVIRONMENTAL REPORT - The Agent shall have received,
              --------------------
environmental audit reports on i) all of the Companies' leasehold and fee interests, and ii) the Companies' waste disposal practices. The reports must x) be satisfactory to the

Agent and y) not disclose or indicate any liability (real or potential) stemming from the Companies' premises, operations, waste disposal practices or waste disposal sites used by Companies'.

          n)  BOARD RESOLUTION - The Agent shall have received a copy of the
              ----------------
resolutions of the Board of Directors of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Companies and/or the Guarantors executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          o)  CORPORATE ORGANIZATION - The Agent shall have received (i) a copy
              ----------------------
of the Certificate of Incorporation of the Companies and the Guarantors certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Companies and the Guarantors certified by the Secretary or Assistant Secretary thereof.

          p)  OFFICER'S CERTIFICATE - The Agent shall have received an executed
              ---------------------
Officer's Certificate of the Companies, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

          q)  ABSENCE OF DEFAULT - No Default, Event of Default or material
              ------------------
adverse change in the financial condition, business, prospects, profits, operations or assets of the Companies shall have occurred.

          r)  LEGAL RESTRAINTS/LITIGATION - At the date of execution of this
              ---------------------------
Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of the Restructuring or this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the Restructuring or the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Companies (except as disclosed to the Agent in writing prior to the date hereof), suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, which, in the opinion of the Agent, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies and/or the Guarantors.

          s)  DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to
              --------------------------
the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

          t)   EXAMINATION & VERIFICATION - The Agent shall have completed to
               --------------------------
the satisfaction of the Agent an examination and verification of the Accounts, Inventory, books and records of the Companies and the Guarantors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Companies shall have an opening additional aggregate Availability of $5,000,000 all as more fully required by the Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current.

          u)   CASH BUDGET PROJECTIONS - The Agent shall have received, reviewed
               -----------------------
and be satisfied with a 12 month cash budget projection prepared by the Companies in the form provided by the Agent.

          v)   COLLECTION ACCOUNTS - Within 30 days after the date hereof, the
               -------------------
Companies shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to the Agent in all respects.

          w)   EXISTING CREDIT AGREEMENTS - The Companies' existing credit
               --------------------------
and/or loan agreements with BankAmerica Business Credit, Inc. and The CIT Group/Equipment Financing, Inc. (other than that certain CITEF loan dated August 1994 in the original principal amount of $619,002.35) shall be (x) terminated,
(y) all loans and obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans and Term Loans to be made under this Financing Agreement and (z) all liens upon or security interests in favor of such existing lender in connection therewith shall be terminated and/or released upon such payment.

          x)   REPATRIATION - The Agent's receipt of and satisfaction with
               ------------
verification that funds can be repatriated from 4MC Asia to the Companies in the United States.

          y)   COMMITMENT LETTER - The Companies shall have fully complied, to
               -----------------
the satisfaction of the Agent, with all of the terms and conditions of the Commitment Letter.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and the Agent shall otherwise agree herein or in a separate writing.


SECTION 3.  REVOLVING LOANS
            ---------------

          1. Upon the Agent's receipt of an executed Revolving Loan Promissory Note from each of the Companies in the form of Exhibit A hereto the Lenders agree, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Revolving Line of Credit, but subject to Lenders' right to make "overadvances", to make loans and advances to each of the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances to each Company shall be in amounts up to the sum of:
a) outstanding Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage, plus b) the aggregate value of Eligible Inventory of such Company as determined at the lower of cost or market multiplied by the Inventory Advance Percentage. Each request shall constitute, unless otherwise disclosed in writing to the Agent and the Lenders, a representation and warranty by the Companies that (i) after giving effect to the requested advance, no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of the Agent no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

          2. In furtherance of the continuing assignment and security interest in the Companies' Accounts, the Companies will, upon the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Companies shall provide the Agent with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Companies hereby authorize the Agent to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

          3. Each of the Companies hereby represents and warrants that: each of its Trade Accounts Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by them in the ordinary course of their business; the goods and Inventory being sold and the Trade Accounts Receivable created are their exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in their name; and their customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which they have complied with the notification requirements of Paragraph 5 of this Section 3. Each of the Companies confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by them when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. Each of the Companies agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that such books and records will reflect the Agent's interest in the Accounts. All of the books and records of the Companies will be available to the Agent at normal business hours, including any records handled or maintained for the Companies by any other company or entity.

          4. Until the Agent has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies may and will enforce, collect and receive all amounts owing on the Accounts for the Agent's and Lenders' benefit and on their behalf, but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against the Companies of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. Any checks, cash, notes or other instruments or property received by the Companies with respect to any Accounts shall be held by them in trust for the Agent for the benefit of the Lenders, separate from their own property and funds, and immediately turned over to the Agent with proper assignments or endorsements by deposit to the special depository accounts in the Companies name designated by the Agent for such purposes, which accounts shall be subject to blocked account agreements (in form and substance satisfactory to the Agent) with the institutions maintaining such accounts (the "Depository Accounts"). Each of the institutions holding Depository Accounts will be instructed to remit such funds on deposit therein to the Companies' operating accounts, which shall be accounts (other than payroll accounts) with a financial institution in the United States. Notwithstanding the foregoing or anything to the contrary contained herein or in any agreement with any institution holding a Depository Account, immediately upon the occurrence of any of the following events: (x) the occurrence of a Default and/or Event of Default hereunder, or (y) 4MC has an Availability (computed on the basis of all of its debts, obligations and payables being current in accordance with its usual business practices) hereunder of less than $250,000 for three (3) consecutive Business Days, or (z) DMC has an Availability (computed on the basis of all of its debts, obligations and payables being current in accordance with its usual business practices) hereunder of less than $100,000 for three (3) consecutive Business Days, then the Agent acting on behalf of the Lenders may notify the institutions holding Depository Accounts to remit all amounts then or thereafter on deposit in such Depository Accounts to the Agent to be applied by the Agent to the reduction of the Obligations, all as more fully set forth in Paragraph 6 of this Section 3. The Agent will immediately rescind such instructions (a) upon the written waiver by the Lenders of any such Default or Event of Default and (b) when (i) 4MC has an Availability hereunder of $250,000 or more for three
(3) consecutive Business Days and (ii) DMC has an Availability hereunder of $100,000 or more for three (3) consecutive Business Days. All such amounts received by the Agent in payment of Accounts will be credited to the Companies' appropriate Revolving Loan Account upon the Agent's receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

          5. Each of the Companies agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each of the Companies agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Companies that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction and on notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name and held by the Companies for the Agent's account as owner and assignee.

          6. The Agent shall maintain a separate account on its books in each of the Companies' names (herein each a "Revolving Loan Account" and collectively the "Revolving Loan Accounts") in which the Companies will be charged with loans and advances made by the Agent to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Companies. Subject to the provisions of Paragraph 4 of this
Section 3, each of the Companies will be credited with all amounts received by the Agent and/or the Lenders from them or from others for their account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

          7. After the end of each month, the Agent shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

          8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) as to any Company the maximum amount thereof available to such Company under Sections 3 and 5 hereof or (y) for all of the Companies the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Agent for the benefit of the Lenders immediately upon the Agent's demand therefor.

SECTION 4.  TERM LOANS AND CAPEX TERM LOANS
            -------------------------------

          TERM LOAN A
          -----------

          1. 4MC hereby agrees to execute and deliver to the Agent Term Loan Promissory Note A, in the form of Exhibit B attached hereto, to evidence Term Loan A to be extended by the Lenders.

          2. Upon receipt of such Term Loan Promissory Note A, the Lenders hereby agree to extend to 4MC Term Loan A in the principal amount of $13,000,000.

          3. The principal amount of Term Loan A shall be repaid to the Agent for the benefit of the Lenders by 4MC by: (i) eighty-three (83) equal monthly principal installments of $155,000 each, followed by ii) one (1) installment of $135,000 whereof the first installment shall be due and payable on November 20, 1997 and the subsequent installments shall be due and payable on the 20th day of each month thereafter until paid in full.

          TERM LOAN B
          -----------

          4. DMC hereby agrees to execute and deliver to the Agent Term Loan Promissory Note B, in the form of Exhibit C attached hereto, to evidence Term Loan B to be extended by the Lenders.

          5. Upon receipt of such Term Loan Promissory Note B, the Lenders hereby agree to extend to DMC Term Loan B in the principal amount of $3,000,000.

          6. The principal amount of Term Loan B shall be repaid to the Agent for the benefit of the Lenders by DMC by: i) eighty-three (83) equal monthly principal installments of $35,000 each, followed by ii) one (1) installment of $95,000 whereof the first installment shall be due and payable on November 20, 1997 and the subsequent installments shall be due and payable on the 20th day of each month thereafter until paid in full.

          CAPEX TERM LOANS
          ----------------

          7. Within the available and unused CAPEX Term Loan Line of Credit and upon receipt of a Promissory Note in the form of Exhibit D attached hereto, from any of the Companies in the amount of the CAPEX Term Loan, the Lenders will extend to them a CAPEX Term Loan, provided: a) no Default or Event of Default has occurred or would occur after giving effect to such CAPEX Term Loan, b) all of the conditions listed below are fulfilled to the sole but reasonable satisfaction of the Agent.

          8. CAPEX Term Loan proceeds: x) are to be used exclusively to pay for, or reimburse the Companies for, the acquisition by the Companies of newly acquired Capital Improvements (other than Real Estate) which are not subject to Purchase Money Liens; and (y) will be disbursed upon completion of the delivery, assembly and installation of the capital improvement.

          9. The Companies must give the Agent ten (10) Business Days prior written notice of its intention to enter into a CAPEX Term Loan and draw down the CAPEX Term Loans no later than the close of business on the date occurring two (2) years from the date hereof.

          10. No CAPEX Term Loan may exceed one hundred percent (100%) of the total invoiced acquisition costs of the Capital Improvements (other than land) exclusive of assembly costs, installation expenses, maintenance, shipping costs, taxes and import or custom charges for which the CAPEX Term Loan is sought.

          11. The CAPEX Term Loans must be in initial increments of at least $500,000.00 and multiples of $100,000.00 thereafter.

          12. Each CAPEX Term Loan will be repaid to the Agent for the benefit of the Lenders by the Companies in sixty (60) equal monthly installments of principal commencing on the first Business Day of the month following the disbursement of such CAPEX Term Loan and each equal to the amount derived by dividing such CAPEX Term Loan amount by sixty (60). To the extent repaid, CAPEX Term Loans may not be reborrowed under this Section 4 of this Financing Agreement and the CAPEX Term Loan Line of Credit shall be permanently reduced by the amount of any such repayment(s).


          ADDITIONAL PROVISIONS FOR TERM LOANS AND CAPEX TERM LOANS
          ---------------------------------------------------------

          14. In the event this Financing Agreement or the Line of Credit is terminated by either the Lenders acting through the Agent or the Companies for any reason whatsoever, the Term Loans and CAPEX Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

          15. The Companies may prepay at any time, at its option, in whole or in part, the Term Loans and/or the CAPEX Term Loans, provided that on each such prepayment, the Companies shall pay: i) accrued interest on the principal so prepaid to the date of such prepayment and ii) any amount due under Section 8 as a result of the prepayment of any Treasury Rate Loan or Libor Loan.

          16. Each prepayment shall be applied at Agent's discretion, to the then last maturing installments of principal of either of the Term Loans and/or the CAPEX Term Loans.

          17. Each of the Companies hereby authorizes the Agent to charge its Revolving Loan Account with the amount of all amounts due under this Section 4 as such amounts become due. Each of the Companies confirms that any charges which the Agent may so make to its account as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

SECTION 5.  LETTERS OF CREDIT
            -----------------

          In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Companies have requested the Agent in behalf of the Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's and the Lenders' credit to the Companies and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

          1. Within the Line of Credit and Availability, the Agent and the Lenders shall assist the Companies in obtaining Letter(s) of Credit in an amount not to exceed the Letter of Credit Sub-Line in the aggregate outstanding at any one time. The Agent's and Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to the Agent in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purpose. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's assistance in connection with the Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Default and/or Event of Default is cured to the Agent's satisfaction or waived by the Agent in writing.

          2. The Agent shall have the right, without notice to the Companies, to charge the Companies' Revolving Loan Accounts on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under the Letters of Credit Guaranty at the earlier of a) payment by the Agent under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, Paragraph 1 of this Financing Agreement.

          3. Each of the Companies jointly and severally unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies' account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. Each of the Companies further agrees to jointly and severally hold the Agent and the Lenders harmless from any errors or
omission, negligence or misconduct by the Issuing Bank.   The Companies'
unconditional obligation to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's gross negligence or willful misconduct. Each of the Companies agrees that any charges incurred by the Agent and/or the Lenders for their account by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged to their Revolving Loan Accounts.

          4. The Agent and/or the Lenders shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies. Furthermore, without being limited by the foregoing, the Agent and/or the Lenders shall not be responsible for any act or omission with respect to or in connection with any Collateral.

          5. Each of the Companies agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the them and shall not put the Agent and/or the Lenders in any resulting liability to the Companies. In furtherance thereof, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies.

          6. Without the Agent's express consent and endorsement in writing, each of the Companies agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

          7. Each of the Companies agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, each of the Companies warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Companies assume all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

          8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent for the benefit of the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.


SECTION 6.  COLLATERAL
            ----------

          1. As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by the Agent and/or the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, each of the Companies hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

         (a) present and hereafter acquired Inventory;

         (b) present and hereafter acquired Equipment;

         (c) present and future Accounts;

         (d) present and future Documents of Title;

         (e) present and future General Intangibles;

         (f) Real Estate; and

         (g) present and future Other Collateral; provided that the specific items of Equipment which are subject to filed financing statements constituting Permitted Encumbrances hereunder shall be excluded from Collateral hereunder (the "Excluded Collateral") so long as the granting of a junior lien thereon would constitute a breach of or default under the Companies' agreement(s) with the secured party/lessor named in any such financing statement but only until the earlier of (x) payment of all of the Companies' obligations to such secured party/lessor or (y) termination and/or release of such financing statement. Upon the occurrence of either of such events said Excluded Collateral shall automatically and without any further act or agreement of the Companies or the Agent (A) become part of the Collateral, (B) be subject to the security interest granted in favor of the Agent for the benefit of the Lenders hereunder and (C) constitute Collateral hereunder for all purposes of this Financing Agreement.

          2. The security interests granted hereunder shall extend and attach to:

          (a) All Collateral which is presently in existence and which is owned by the Companies or in which the Companies have any interest, whether held by them or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner or lessee or conditional vendee;

          (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

          (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

          3. The Companies agree to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Companies as herein provided. Until the Agent has given the

Companies notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Companies to their customers in the ordinary course of their business, on open account and on terms currently being extended by them to their customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent for the benefit of the Lenders in accordance with Section 3, Paragraph 4 of this Financing Agreement. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction, in which event no further disposition shall be made of the Inventory by the Companies without the Agent's prior written approval. Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Companies shall be made by the Companies only with the approval of the Agent, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for the Agent for the benefit of the Lenders as the Agent's exclusive property, and shall be delivered immediately by the Companies to the Agent in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding the foregoing the Companies may make cash sales of Inventory, provided that (i) the aggregate amount thereof for the Companies during any fiscal year does not exceed $100,000.00 for such fiscal year and (ii) the proceeds of such sales are turned over to the Agent by deposit in the Depository Accounts.

          4. Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment for the Agent's account and make no disposition thereof unless they first obtain the prior written approval of the Agent. Any sale, exchange or other disposition of any Equipment shall only be made by the Companies with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for the Agent for the benefit of the

Lenders as the Agent's exclusive property, and shall be delivered immediately by the Companies to the Agent in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Companies' operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $100,000.00 in the aggregate for the Companies in any fiscal year and (b) the proceeds of such sales or dispositions in excess of $50,000 are delivered to the Agent in accordance with the foregoing provisions of this paragraph, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

          5. The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that any account maintained in the Companies' name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

          6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or Lenders' rights hereunder.

          7. Any reserves or balances to the credit of the Companies and any other property or assets of the Companies in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Accounts of the Companies when due.

          8. This Financing Agreement and the obligation of the Companies to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

          9. The Companies shall give to the Agent for the benefit of the Lenders from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Agent.

          10. The Companies shall give to the Agent for the benefit of the Lenders, and/or shall cause the appropriate party to give to the Agent for the benefit of the Lenders, from time to time such pledge or security agreements with respect to General Intangibles and capital stock of the Companies and any and all of their subsidiaries as the Agent shall require to obtain valid first liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS
            -----------------------------------------

          1. Each of the Companies hereby warrants and represents and/or covenants that: i) the book value of its assets exceeds the book value of its liabilities; ii) it is generally able to pay its debts as they become due and payable; and iii) it does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies further warrants and represents that
Schedule 2 hereto correctly and completely sets forth its chief executive office and all of its Collateral locations; and except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Companies are or will be at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Companies will at their expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Companies will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of its Inventory and that the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Companies without the prior written approval of the Agent except as otherwise permitted in Section 6, Paragraph 4 of this Financing Agreement.

          2. The Companies agree to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Companies agree that the Agent or its agents may enter upon the Companies' premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Companies agree to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. Each of the Companies is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

          3. Each of the Companies agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder. The Companies' failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

          4. The Companies agree to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Companies to file any financing statements covering the Collateral whether or not the Companies' signature appears thereon. The Companies agree to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; transferring proceeds of Collateral to the Agent's possession; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

          5.(a) The Companies agree to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate,

Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's satisfaction, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

          (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory of any Company shall reduce such Company's Revolving Loans.

          ii) In the event any part of a Company's Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, the Agent shall promptly apply such Proceeds to reduce such Company's outstanding balance in its Revolving Loan Account.

          iii) As long as an Event of Default has not occurred (which is not cured to the Agent's satisfaction), the Companies' have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and the Proceeds are in excess of $100,000.00, such Company may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

          iv) If a Company elects to use the Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, i) proceeds of insurance on Real Estate and/or Equipment in excess of $100,000.00 will be applied to the reduction of the Revolving Loans of such Company and ii) the Agent may set up a reserve against Availability for an amount equal to the proceeds referred to in clause i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Real Estate and/or Equipment and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Companies shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

          (v) The Companies agree to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection herewith.

          6. Each of the Companies agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Companies by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, the Agent may, on the Companies' behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

          7. Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Companies' business; provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies. Each of the Companies hereby jointly and severally indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and/or the Lenders may sustain or incur (other than as a result of actions of the Agent and/or the Lenders) in connection with: any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Companies' real property; or any claim or expense which results from the Companies' operations (including, but not limited to, the Companies' off-site disposal practices) and the Companies further agree that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this Paragraph 7 if (i) the failure to comply with the requirements of this Paragraph 7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursues a cure of such breach and
(iii) such failure is cured within fifteen (15) business days following the Companies' receipt of notice of such failure.

          8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless the Agent shall have otherwise consented in writing, the Companies will furnish to the Agent and each Lender, within ninety (90) days after the end of each fiscal year of the Companies, an audited Consolidated Balance Sheet and an audited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and all subsidiaries of each for such year, audited by independent public accountants selected by the Companies and satisfactory to the Agent; within sixty (60) days after the end of each fiscal quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Companies and all subsidiaries of each, certified by an authorized financial or accounting officer of the Companies; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; and from time to time, such further information regarding the business affairs and financial condition of the Parent, the

Companies and any subsidiaries thereof as the Agent may reasonably request, including without limitation (a) the accountant's management practice letter and
(b) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge
                     ------------------
that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Companies have not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

          9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, without the prior written consent of the Agent, except as otherwise herein provided, the Companies will not:

          A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

          B. Incur or create any Indebtedness other than the Permitted Indebtedness;

          C. Borrow any money on the security of the Collateral from sources other than the Agent and the Lenders;

          D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of their assets, which do not constitute Collateral;

          E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies, except that the Companies may (i) merge with each other and/or (ii) change their corporate name or address; provided that in any instance under clauses (i) and (ii) (x) the Companies shall give the Agent thirty (30) days prior written notice thereof and (y) the Companies shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm (A) the assumption by the surviving corporation of all Obligations to the Agent and the Lenders of the other Company so merged, (B) the continuation and preservation of all security interests and liens granted to the Agent hereunder and (C) that such surviving corporation adopts, ratifies and confirms its agreement to be bound by and comply with this Financing Agreement;

          F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Companies may declare and pay dividends on their capital stock in an amount sufficient to enable the Parent to a) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which the Parent is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividend under this clause (a) exceed $100,000.00 in the aggregate in any fiscal year; and b) pay income or franchise taxes of the Companies due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, provided that, in any instance under this paragraph G, after giving effect to such payment, no Default or Event of Default has occurred hereunder;

          H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except loans and advances (i) by and among the Companies not to exceed $1,000,000.00 in the aggregate above the outstanding amount of intercompany loans and advances as shown on the Companies' financial statements as of August 4, 1996, at any time outstanding and (ii) by the Companies to 4MC Asia not to exceed $250,000 in the aggregate any time outstanding above the outstanding amount of loans and advances made to 4MC Asia by 4MC as of August 4, 1996; or

          I. Pay management, consulting or other similar fees to Steinhardt Group, the Parent or any person, corporation or other entity affiliated with the Companies.

    10. Until termination of this Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

         (a) (i) maintain at all times, tested at the end of each fiscal quarter, a consolidated Net Worth of the Companies and 4MC Asia of not less than $19,000,000, (ii) with respect to 4MC, maintain at all times, tested at the end of each fiscal quarter, a Net Worth of 4MC of not less than $16,500,000, and (iii) with respect to DMC, maintain at all times, tested at the end of each fiscal quarter, a Net Worth of DMC of not less than $2,500,000; and

        (b) maintain at all times, tested at the end of each fiscal quarter, a consolidated Working Capital of the Companies and 4MC Asia of not less than $5,000,000; and

        (c) maintain at the end of each of the periods set forth below (calculated for such period) a consolidated Fixed Charge Coverage Ratio of the Companies and 4MC Asia of not less than the ratio set forth below for the applicable period:


        PERIOD                                         RATIO
        ------                                         -----

        For the fiscal quarter ended
        October 31, 1996,                              0.5 to 1.0

        For the two consecutive fiscal quarters
        ended January 31, 1997                         0.5 to 1.0

        For the three consecutive fiscal quarters
        ended April 30, 1997                           0.9 to 1.0

        For the four consecutive fiscal quarters
        ended July 31, 1997                            0.9 to 1.0

        For all four consecutive fiscal quarters
        thereafter                                     0.9 to 1.0; and


        (d) maintain at the end of each fiscal quarter a consolidated Leverage Ratio of the Companies and 4MC Asia of no more than 3.75 to 1.

    11. Without the prior written consent of the Agent, the Companies will not:

     a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any fiscal year would exceed $6,000,000; or

     b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount for the Companies in excess of the amount set forth for said period:

     i) $13,000,000 for the fiscal quarter ending October 31, 1996;

     ii) $17,000,000 for the two consecutive quarters ending January 31, 1997;

     iii) $20,000,000 for the three consecutive fiscal quarters ending April 30, 1997;

     iv) $20,000,000 for the four consecutive fiscal quarters ending July 31, 1997, and for each consecutive four quarter period thereafter; or

     c) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Net Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount for the Companies in excess of the amount set forth for said period:

     i) $4,500,000 for the fiscal quarter ending October 31, 1996;

     ii) $8,250,000 for the two consecutive quarters ending January 31, 1997;

     iii) $8,250,000 for the three consecutive fiscal quarters ending April 30, 1997;

     iv) $8,250,000 for the four consecutive fiscal quarters ending July 31, 1997, and for each consecutive four quarter period thereafter; or

     d) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Net Capital Expenditures for each year this Financing Agreement continues in effect in the aggregate amount for the Companies less than the difference between (i) $4,000,000 and (ii) the aggregate principal amount the Companies have repaid on the Term Loans during such year.

     12. The Companies agree to advise the Agent in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from the Companies' operations, premises, waste disposal practices, or waste disposal sites used by the Companies and to provide the Agent with copies of all such notices if so required.

     13. Without the prior written consent of the Agent, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent, any of the Companies or any subsidiary or affiliate of either the Companies or Parent, except (i) as otherwise permitted in this Financing Agreement, and (ii) that the Companies may purchase certain goods for 4MC Asia not to exceed $50,000 during any month, provided that (x) the outstanding unpaid balance thereof together with all other amounts owing to the Companies from 4MC Asia does not exceed the maximum amount of permitted intercompany advances by the Companies to 4MC Asia pursuant to Paragraph 9(H) of this Section 7 and (y) all such transactions under this clause (ii) shall be on terms no less favorable to the Companies than would be obtained in an arms length transaction with an unrelated third party.

SECTION 8.  INTEREST, FEES AND EXPENSES
            ---------------------------

     1. Interest on the Revolving Loan(s) shall be payable monthly as of the end of each month and shall be an amount equal to (a) one half of one percent (1/2 of 1%) plus the Chase Manhattan Bank Rate per annum on the average of the net balances owing by the Companies to the Agent in the Companies' Revolving Loan Account(s) at the close of each day during such month on balances other than Libor Loans and (b) two and one-half percent (2 1/2%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balances owing by the Companies to the Agent and/or the Lenders in the Companies' Revolving Loan Account(s) at the close of each day during such month. In the event of any change in said Chase Manhattan Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain one half of one percent (1/2 of 1%) above the Chase Manhattan Bank Rate. The rate hereunder shall be calculated based on a 360-day year. The Agent and the Lenders shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     2. Interest on the Term Loan A shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (a) three quarters of one percent (3/4 of 1%) plus the Chase Manhattan Bank Rate per annum on balances other than Libor Loans and (b) two and three quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balance of Term Loan A owing by 4MC to the Agent and/or the Lenders at the close of each day during such month. In the event of any change in said Chase Manhattan Bank Rate, the rate under clause
(a) above shall change, as of the first of the month following any change, so as to remain three quarters of one percent (3/4 of 1%) above the Chase Manhattan Bank Rate. The rate hereunder shall be calculated based on a 360 day year. The Agent and the Lenders shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     3. Interest on the Term Loan B shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (a) three quarters of one percent (3/4 of 1%) plus the Chase Manhattan Bank Rate per annum on balances other than Libor Loans and (b) two and three quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balance of Term Loan B owing by DMC to the Agent and/or the Lenders at the close of each day during such month. In the event of any change in said Chase Manhattan Bank Rate, the rate under clause
(a) above shall change, as of the first of the month following any change, so as to remain three quarters of one percent (3/4 of 1%) above the Chase Manhattan Bank Rate. The rate hereunder shall be calculated based on a 360 day year. The Agent and the Lenders shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     4. At the Companies option, to be exercised at any time prior to the expiration of one (1) year from the Closing Date, so long as no Default and/or Event of Default has occurred hereunder, upon three (3) Business Days prior to written notice to the Agent interest on the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity at a fixed rate of interest in an amount equal to 3.35% plus the Treasury Rate on a per annum basis, on the average of the net balance of the Term Loan owing by the Company to the Agent and/or the Lenders at the close of each day during such month. The rate hereunder shall be calculated based on a 360 day year. The Agent and the Lenders shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until
all Obligations have been paid in full.   In addition, the Companies hereby
jointly and severally indemnify and shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any actual loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (i) any payment or prepayment on a date other than a scheduled payment date for any such Treasury Rate Loan, or (ii) any failure of the Companies to borrow a Treasury Rate Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expenses suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the scheduled payment date(s) of such Treasury Rate Loans if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Treasury Rate. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, such be conclusive on the Companies, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to Treasury Rate Loans shall be made as though the Agent and/or the Lenders had actually funded the Treasury Rate Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Treasury Rate Loans in an amount equal to the amount of the Treasury Rate Loans and having a maturity comparable to the relevant Treasury Rate Loans provided, however, that the Agent and the Lenders may fund each of the Treasury
--------  -------
Rate Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph.

     5. Interest on the CAPEX Term Loans shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to (a) three quarters of one percent (3/4 of 1%) plus the Chase Manhattan Bank Rate per annum on balances other than Libor Loans and (b) two and three quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balance of CAPEX Term Loans owing by the Companies to the Agent and/or the Lenders at the close of each day during such month. In the event of any change in said Chase Manhattan Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain three quarters of one percent (3/4 of 1%) above the Chase Manhattan Bank Rate. The rate hereunder shall be calculated based on a 360 day year. The Agent and the Lenders shall be entitled to charge the Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     6. The Companies may elect to use Libor as to any outstanding Revolving Loans, Term Loans and/or CAPEX Term Loans provided A) there is then no Default or Event of Default, B) the Companies have so advised the Agent of their election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election of Libor and the Libor rate shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof. If no such election is timely made or can be made, or if the Libor rate can not be determined, then the Agent shall use the Chase Manhattan Bank Rate to compute interest. In the event the Companies request any Libor election the Companies shall pay to the Agent a $500 processing fee ("Libor Processing Fee") upon the effective date of each such Libor election hereunder. In addition, the Companies shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any actual loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to Libor Loans shall be made as though the Agent and/or the Lenders had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period provided, however, that
                                                      --------  -------
the Agent and the Lenders may fund each of the Libor Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Manhattan Bank Rate loans and (ii) subsequently to Libor Loans; provided, however, x) upon the occurrence of an Event of Default or y) in the
--------  -------
event the aggregate amount of outstanding Libor Rate

Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

     7. In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall jointly and severally pay the Agent for the benefit of the Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to one and one half percent (1 and 1/2%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

     8. Any charges, fees, commissions, costs and expenses actually charged to the Agent and/or the Lenders for the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

     9. The Companies shall jointly and severally reimburse or pay the Agent, as the case may be, for: i) all Out-of-Pocket Expenses and ii) any applicable Documentation Fee.

     10. Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed the Companies shall jointly and severally pay the Agent for the benefit of the Lenders the Line of Credit Fee.

     11. To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Companies the Revolving Loan, Letters of Credit, Term Loans and the CAPEX Term Loan, the Companies shall jointly and severally pay to the Agent for the benefit of the Lenders a Loan Facility Fee in the amount of $170,000.00 payable upon execution of this Financing Agreement, provided that the Commitment Fee in the aggregate amount of $150,000.00 paid to the Agent under the Commitment Letter will be credit against such Loan Facility Fee.

     12. Upon the date hereof and on such annual anniversary hereof the Companies shall jointly and severally pay to the Agent the Collateral Management Fee, which shall be fully earned and not refundable or rebateable when due.

     13. The Companies shall jointly and severally pay the Agent's standard charges for, and the fees and expenses of, the Agent personnel used by the Agent for reviewing the books and records of the Companies and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Companies are paying a Collateral Management Fee.

     14. Each of the Companies hereby authorizes the Agent to charge its Revolving Loan Account with the Agent with the amount of all payments due hereunder as such payments become due. Each of the Companies confirms that any charges which the Agent may so make to the Companies' account as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion. The Agent may in its sole and absolute discretion allocate any of the above fees and/or any other payments due under this Financing Agreement to the Companies' respective Revolving Loan Accounts in any proportion that the Agent may decide.


SECTION 9.  POWERS
            ------

     Each of the Companies hereby constitutes the Agent in behalf of the Lenders or any person or agent the Agent may designate as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to the Agent and the Lenders have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Companies and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of the Agent or the Companies or that of the Agent's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

     (e) To take or bring, in the name of the Agent or the Companies, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (a), (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. In addition, the powers set forth in (c) above will only be exercised in the name of the Companies or a certified public accountant designated by the Agent prior to the occurrence of such Event of Default.


SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

     1. Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     a) cessation of the business of the Companies, or any one of them, or the calling of a meeting of the creditors of the Companies, or any one of them, for purposes of compromising their debts and obligations;

     b) the failure of the Companies, or any one of them, to generally meet debts as they mature;

     c) the commencement by or against the Companies, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Companies such proceeding is not dismissed or discharged within thirty
          (30) days after commencement thereof;

     d) breach by the Companies, or any one of them, of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Companies and the Agent and/or the Lenders executed in connection with this Financing Agreement, provided that such breach by the Companies of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of thirty (30) days from the date of such breach;

          e) breach by the Companies, or any one of them, of any warranty, representation or covenant of Section 3, Paragraphs 3 (other than the thirds entence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 11;

          f) failure of either of the Companies to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Companies' Revolving Loan Accounts on the due date thereof;

          g) the Companies, or any one of them, shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of the Agent, subject the Companies to any tax, penalty or other liability material to the business, operations or financial condition of the Companies;

          h) without the prior written consent of the Agent, the Companies or the Parent shall x) amend or modify the Subordinated Debt, or y) make any payment on account of the Subordinated Debt except (i) as permitted in the Subordination Agreement and (ii) with the proceeds received by the Companies pursuant to an initial public offering of the Parent's stock;

          i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Companies having a principal amount in excess of $500,000; , provided that any such default or event of default under any such other Indebtedness referred to in clause
              (y) results in an acceleration of such other Indebtedness;

          j) Robert Walston ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies; or

          k) the stock of the Companies presently held (directly or indirectly) by Parent is transferred.

          2. Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the direction of the Required Lenders declare that, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans, open Letters of Credit, and/or make CAPEX Term Loans shall cease unless such Default or Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction, and upon the occurrence of an Event of Default the Agent may (at its option) and shall at the direction of the Required Lenders declare that: i) all Obligations shall become immediately due and payable; ii) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that respect to this clause "ii)" a) the Agent has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10 and b) the Companies have failed to cure the Event of Default within ten (10) days after x) the Agent deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 10; and iii) this Financing Agreement shall immediately terminate upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

          3. Immediately upon the occurrence of any Event of Default, the Agent may and at the request of the Required Lenders shall to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or the Agent in behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate. The Companies agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Companies or elsewhere and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Companies' Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage(s), deed(s) of trust and/or assignment(s) on the Real Estate shall govern the rights and remedies of the Agent and the Lenders thereto.

SECTION 11. TERMINATION
            -----------

          Except as otherwise permitted herein, the Companies or any Lender acting through the Agent may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Financing Agreement, the Line of

Credit and the CAPEX Term Loan Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent and the Lenders, provided that the Companies pay to the Agent for the benefit of the Lenders immediately on demand, an Early Termination Fee and any and all amounts that may be due under Section 8 hereof as a result of the prepayment of a Treasury Rate Loan and/or a Libor Loan, if applicable. Termination by any of the Companies shall constitute termination with respect to all Companies. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent and the Lenders may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Companies' Obligations, whether absolute or contingent. All of the Agent's and Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.


SECTION 12.  MISCELLANEOUS
             -------------

          1. Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

          2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Companies and the Agent and the Lenders; supersede any prior agreements; and shall bind and benefit the Companies and the Agent and their respective successors and assigns. This Financing Agreement can be amended, modified or changed only by a writing signed by the Companies, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14, Paragraph 10 hereof).

          3. In no event shall the Companies, upon demand by the Agent and/or the Lenders for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and/or the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent and/or the Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

          4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

          5. THE COMPANIES, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

          6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (A)  if to the Agent, at:

                 The CIT Group/Business Credit, Inc.
                 300 South Grand Avenue
                 Los Angeles, CA 90071
                 Attn: Jeff Simon, Senior Vice President and Regional Manager Fax No.: (213) 613-2588

          (B)    if to CITEF at:

                 The CIT Group/Equipment Financing, Inc.
                 300 South Grand Avenue
                 Los Angeles, CA 90071
                 Attn: Norman R. Hall, Vice President
                 Fax No.: (213) 628-7083

          (C) if to any other party becoming a Lender hereunder to the address specified in the Assignment and Transfer Agreement.

          (D)    if to the Companies at:

                    2813 West Alameda Avenue
                    Burbank, CA 91505-4455
                    Attn: Robert Walston, CEO
                    Fax No.: (818) 846-5197


or to such other address as any party may designate for itself by like notice.

          7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.


SECTION 13.  AGREEMENT BETWEEN THE LENDERS
-----------  -----------------------------

          1. a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Section 13 the Agent is using the funds of the Agent.

              b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Companies that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Companies the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

          2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

          3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Companies.

          4. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: a) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as the Agent) shall x) not share in the Collateral Management Fee or Documentation Fees or the Libor Processing Fee or the fees provided for in
Section 8, Paragraph 13; and y) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; b) interest computed at the rate and as provided for in the Assignment and Transfer Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Companies's interest; c) its pro rata portion of all principal repaid on the Term Loans and/or Capex Term Loans; and d) interest on the Term Loans and Capex Term Loans computed at the rate and as provided for in the Assignment and Transfer Agreement.

          5. (a) The Companies acknowledge that the Lenders may sell participation in the loans and extensions of credit made and to be made to the Companies hereunder. The Companies further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14, Paragraph 10 hereof.

              (b) The Companies authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective
                                           ----------
Transferee any and all financial information in such Lender's possession concerning the Companies and their affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their affiliates prior to entering into this Agreement.

          6. The Companies hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Companies are so obligated to that other Lender.

          7. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Companies or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that x) predate the date of this Financing Agreement or y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

          8. Each of the Lenders agrees with each other Lender that any money or assets of the Companies held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after x) the occurrence of an Event of Default and
y) the election by the Required Lenders to accelerate the Obligations. In addition, the Companies authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

          9. CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, Term Loans, Capex Term Loans, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent.

SECTION 14.  AGENCY
             ------

          1. Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Financing Agreement and the ancillary documents or otherwise exist against the Agent.

          2. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

          3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Companies or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Companies to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Companies.

          4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Companies describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless
                                                         --------
and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

          6. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Companies shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing

Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Companies. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

          7. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing;

provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

          8. The Agent may make loans to, and generally engage in any kind of business with the Companies as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

          9. The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "the Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

         10. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
Lenders: a)
amend the Financing Agreement to t) increase the Accounts Receivable Advance Percentage; u) increase the Inventory Advance Percentage; v) increase the Line of Credit; w) reduce the interest rates; x) reduce or waive i) any fees in which the Lenders share hereunder; or ii) the repayment of any Obligations due the Lenders; y) extend the maturity of the Obligations; or z) alter or amend 1) this Paragraph 10 or 2) the definitions of Eligible Accounts Receivable, Eligible Inventory, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; b) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Companies would exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 5 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

          11. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

          12. Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement, the Line of Credit and the CAPEX Term Loan Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Companies hereunder or (ii) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized
officers as of the date set forth above.   This Financing Agreement shall take
effect as of the date set forth above after being accepted below by an officer of the Agent and the Lenders after which, the Agent shall forward to the Companies a fully executed original for their files.

                            Very truly yours,

                            THE CIT GROUP/BUSINESS
                            CREDIT, INC., as Agent and Lender


                            By: /s/ Gary Fuchs
                                __________________________________________
                            Vice President


                            THE CIT GROUP/EQUIPMENT
                            FINANCING, INC. as Lender


                            By: /s/ Walt R. Impey
                                __________________________________________
                            Title: SVP

Read and Agreed to:

4MC-BURBANK, INC.


By: /s/ John Sabin
    ________________________
Title: Vice President & CFO



DIGITAL MAGIC COMPANY



By: /s/ John Sabin
    ________________________
Title: Vice President & CFO

                                   EXHIBIT A
                                   ---------
                         REVOLVING LOAN PROMISSORY NOTE
                         ------------------------------


                                                                __________, 1996

$__________________________


FOR VALUE RECEIVED, the undersigned, _____________________________, a
_______________________________ corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") as Agent for the Lenders under a certain Financing Agreement of even date herewith between CITBC as Agent and Lender, other Lenders parties thereto and the Company (herein the "Financing Agreement") at its office located at __________________________________________________________, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________________________________ ($_____________), or
such other principal amount advanced pursuant to Section 3, Paragraph 1 of the Financing Agreement. The balance of such Revolving Loan will fluctuate as a result of the daily application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. The Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Revolving Loan Promissory Note as shown on the books and records of the Agent shall be due and payable upon any termination of the Financing Agreement.

All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

The Company further promises to pay interest at such office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the applicable rates specified in Section 8 of the Financing Agreement.

If any payment on this Revolving Loan Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Revolving Loan Promissory Note is the Revolving Loan Promissory Note referred to in the Financing Agreement, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.


The date and amount of the advance(s) made hereunder may be recorded on the schedule which is attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent, provided that any failure to record any such information on such schedule shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Revolving Loan Promissory Note. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said schedule or such ledgers maintained by the Agent.
All such advances, whether or not so recorded, shall be due as part of this Revolving Loan Promissory Note.

The Company confirms that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Revolving Loan Promissory Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Revolving Loan Promissory Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Revolving Loan Promissory Note.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Revolving Loan Promissory Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

The Company and any and all guarantors, sureties and endorsers jointly and severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting.

This Revolving Loan Promissory Note shall be governed by, and construed in accordance with, the laws of the state of California and the applicable federal laws of the United States.

                            __________________________________________



                            By:_______________________________________
                            Title:


SCHEDULE TO GRID

====================================================================================
Date                  Loan                Payment                   Balance
____________________________________________________________________________________
------------------------------------------------------------------------------------

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

                                   EXHIBIT B
                                   ---------


                          TERM LOAN PROMISSORY NOTE A
                          ---------------------------



                                             October _____, 1996


$13,000,000

FOR VALUE RECEIVED, the undersigned, 4MC - Burbank, Inc., a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") as Agent for the Lenders under a certain Financing Agreement of even date herewith between CITBC, as Agent and Lender, The CIT Group/Equipment Financing, Inc., as Lender and the Company (herein the "Financing Agreement") at its office located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Thirteen Million Dollars
($13,000,000) as follows:   1) eighty-three (83) equal monthly principal
installments of $155,000 each, followed by 2) one (1) final principal installment of $135,000, whereof the first such installment shall be due and payable on November 20, 1997 and subsequent installments shall be due and payable on the 20th day of each month thereafter until this Note is paid in full.

Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the applicable rate specified in Section 8 of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is Term Loan Promissory Note A referred to in the Financing Agreement, evidences Term Loan A thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, immediately due and payable as provided in the Financing Agreement.

                            4MC - BURBANK, INC.


                             By:_____________________________
                            Title:

                                   EXHIBIT C
                                   ---------


                          TERM LOAN PROMISSORY NOTE B
                          ---------------------------



                                             October ______, 1996

$3,000,000

FOR VALUE RECEIVED, the undersigned, Digital Magic Company, a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") as Agent for the Lenders under a certain Financing Agreement of even date herewith between CITBC, as Agent and Lender, The CIT Group/Equipment Financing, Inc., as Lender and the Company (herein the "Financing Agreement") at its office located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Million Dollars ($3,000,000) as follows: 1) eighty-three (83) equal monthly principal installments of $35,000 each, followed by 2) one (1) final principal installment of $95,000, whereof the first such installment shall be due and payable on November 20, 1997 and subsequent installments shall be due and payable on the 20th day of each month thereafter until this Note is paid in full.

Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the applicable rate specified in Section 8 of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is Term Loan Promissory Note B referred to in the Financing Agreement, evidences Term Loan B thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, immediately due and payable as provided in the Financing Agreement.


                            DIGITAL MAGIC COMPANY


                            By:_____________________________
                            Title:

                                   EXHIBIT D
                                   ---------


                        CAPEX TERM LOAN PROMISSORY NOTE
                        --------------------------------



                                                              ____________, 1996


$_________________

FOR VALUE RECEIVED, the undersigned, ______________________________, a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") as Agent for the Lenders under a certain Financing Agreement dated _______________________, 19___ between CITBC, as Agent and Lender, _____________________, as Lender and the Company (herein the "Financing Agreement") at its office located at _______________________________________, in lawful money of the United States of
America and in immediately available funds, the principal amount of _________________________ ($______________.00) as follows: 1) _________________
(   ) equal _______________ principal installments of $______________.00 each, followed by 2) one (1) final principal installment of $_______________.00, whereof the first such installment shall be due and payable on _______________, 199___ and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this Note is paid in full.

Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the applicable rates specified in Section 8 of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is a Capex Term Loan Promissory Note referred to in the Financing Agreement, evidences a CAPEX Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, immediately due and payable as provided in the Financing Agreement.

                            ________________________________


                            By:_____________________________
                            Title:

                 EXHIBIT E - ASSIGNMENT AND TRANSFER AGREEMENT
                 ---------------------------------------------

                       Dated: ________________, 199______


Reference is made to the Financing Agreement dated as of September _____, 1996, (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among 4MC - Burbank, Inc. and Digital Magic Company (collectively the "Company"), the Lenders named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement. This Assignment and Transfer Agreement, between the Assignor (as defined and set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule 1 hereto and made a part hereof) is dated as of Effective Date (as set forth on Schedule 1 hereto and made a part hereof).

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuiness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

          4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Company, effective as of the Effective Date.

          5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

          7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule 1 hereto.

                SCHEDULE 1 TO ASSIGNMENT AND TRANSFER AGREEMENT

1.  Name of Assignor: ___________________________________

2.  Name of Assignee: ___________________________________

3.  Effective Date of Assignment: _________________, 199 _____

4.  Assigned Interest (inclusive of Letter of Credit
    Sub-limit Assigned Interest):                     $_________________________

    Percentage Assigned (Shown as a percentage
    of aggregate original principal amount of
    all Lenders):            __________________________ %

5.  Letter of Credit Sub-limit Assigned Interest:     $_________________________

    Percent Assigned (Shown as a percentage
    of aggregate face amount of all Lenders): __________________________%

6.  Total Financing Agreement Line of Credit for
    All Lenders (inclusive of Letter of Credit Sub-
    ---
    limit for All Lenders) as of Effective Date of
              ---
    Assignment:                                        $________________________

7.  Total Financing Agreement Letter of Credit
    sub-limit for All Lenders as of Effective
                  ---
    Date of Assignment:                                $________________________

8.  Fees to be paid to Assignee:

    a) Closing Fee to be paid on Effective Date
       of Assignment:                                  $________________________
    B) A share of Letter of Credit Guaranty Fee:       _________________________

9. Assignee's share of Revolving Loans outstanding will bear interest as the rates provided for in the Financing Agreement.

                          [Signature Page to Follow]

Accepted:

THE CIT GROUP/BUSINESS
CREDIT, INC., AS AGENT                    ______________________________________
                                                      as Assignor


By:_______________________________        By:___________________________________
Title: ___________________________        Title: _______________________________


4MC-BURBANK, INC.                         ______________________________________
DIGITAL MAGIC COMPANY                                 as Assignee


By:______________________________         By:___________________________________
Title: __________________________         Title: _______________________________

                          SCHEDULE 1 - EXISTING LIENS
                          ----------



                                    FILING    FILING    SECURED
LOCATION         DEBTOR             NUMBER    DATE      PARTY       COLLATERAL
--------         ------             ------    ----      -----       ----------


ALL LIENS REVEALED BY UCC, TAX AND JUDGMENT LIEN SEARCHES CONDUCTED BY NATIONAL CODE CORPORATION AND DELIVERED TO THE AGENT PRIOR TO THE DATE OF THIS FINANCING AGREEMENT (EXCEPT LIENS IN FAVOR OF SECURITY PACIFIC BUSINESS CREDIT, INC. AND THE CIT GROUP/EQUIPMENT FINANCING, INC. OTHER THAN THE LIENS ON CERTAIN EQUIPMENT SECURING A CERTAIN CITEF LOAN DATED AUGUST 1994 IN THE ORIGINAL PRINCIPAL AMOUNT OF $619,002.35) AND THE LIENS ON THE SPECIFIC ITEMS OF EQUIPMENT COVERED BY THE LEASES ATTACHED HERETO.

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

         SCHEDULE 2 - COLLATERAL LOCATIONS AND CHIEF EXECUTIVE OFFICE
         ----------


CHIEF EXECUTIVE OFFICE (4MC)
----------------------

2813 West Alameda Avenue
Burbank, CA 91505-4455



COLLATERAL LOCATIONS (4 MC)
--------------------

2813 West Alameda Avenue
Burbank, CA  91505-4455

2130 Hollywood Way
Burbank, CA  91505

2901 West Alameda Avenue
Burbank, CA  91505

2820 Olive Avenue
Burbank, CA  91505

1611 San Fernando Blvd.
Burbank, CA  91505


CHIEF EXECUTIVE OFFICE AND COLLATERAL LOCATIONS (DMC)
-----------------------------------------------
3000 West Olympic Blvd.
Santa Monica, CA  90404

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

                      SCHEDULE 3 - PERMITTED INDEBTEDNESS
                      -----------------------------------

See Attached

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